Exhibit 99.1

For further information contact: Western New England Bancorp, Inc. James C. Hagan, President & CEO Leo R. Sagan, Jr., CFO Meghan Hibner, VP Investor Relations Officer 413-568-1911

WESTFIELD FINANCIAL, INC. AND CHICOPEE BANCORP, INC. COMPLETE MERGER—COMBINED COMPANY RENAMED WESTERN NEW ENGLAND BANCORP, INC. (NASDAQ: WNEB)

Westfield, Massachusetts, October 21, 2016: Westfield Financial, Inc. (“Westfield”) (NASDAQ: WFD), the holding company for Westfield Bank, announced today the successful closing of its previously announced merger with Chicopee Bancorp, Inc. (“Chicopee”) (NASDAQ: CBNK), the holding company for Chicopee Savings Bank. Under the terms of the agreement, Chicopee merged with and into Westfield, with Westfield continuing as the surviving corporation. Additionally, Chicopee Savings Bank merged with and into Westfield Bank, with Westfield Bank continuing as the surviving bank. The combined bank will do business under the Westfield Bank name, and the holding company has been renamed Western New England Bancorp, Inc. (“WNEB”) with the NASDAQ trading symbol WNEB for trading commencing on October 24, 2016. The merger creates the largest locally managed bank in Hampden County, Massachusetts and the second largest bank in terms of deposit market share in the county. The combined company has total assets of approximately $2.0 billion and 21 branch locations serving customers throughout western Massachusetts and northern Connecticut.

Under the terms of the merger agreement, each outstanding share of Chicopee common stock was converted into the right to receive 2.425 shares of WNEB common stock. In connection with the merger, WNEB will issue approximately 11.9 million shares of its common stock in exchange for all of the outstanding shares of Chicopee common stock.

“The merger involves two institutions with deep local roots,” stated James C. Hagan, Westfield Bank President and Chief Executive Officer. “Both Westfield Bank and Chicopee Savings Bank started serving customers in this area in the 1850s. Our organizations have long shared common values, a focus on customer service, and a history of supporting the local communities where we do business. We are excited to combine our strengths, coming together for the good of shareholders, local people, businesses, non-profit organizations, and the communities where we all work and live.”

About Western New England Bancorp, Inc.

Western New England Bancorp, Inc. is a Massachusetts-chartered stock holding company and the parent company of Westfield Bank, Elm Street Securities Corporation, WFD Securities, Inc. and WB Real Estate Holdings, LLC. Western New England Bancorp, Inc. and its subsidiaries are headquartered in Westfield, Massachusetts and operate through 21 banking offices located in Agawam, Chicopee, East Longmeadow, Feeding Hills, Holyoke, Ludlow, Southwick, Springfield, Ware, West Springfield and Westfield, Massachusetts, and Granby and Enfield, Connecticut. To learn more, visit our website at www.westfieldbank.com.

Caution About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations or predictions of future financial or business performance, conditions relating to Western New England Bancorp, Inc. Forward- looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements are made only as of the date of this press release, and Western New England Bancorp, Inc. undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or conditions after the date hereof. Actual results may differ materially from those described in any such forward-looking statements.

In addition to factors previously disclosed in the reports filed by Westfield and Chicopee with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward looking statements or historical performance: difficulties and delays in integrating the business or fully realizing cost savings and other benefits; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of products and services; customer borrowing, repayment, investment and deposit practices; competitive conditions; economic conditions, including downturns in the local, regional or national economies; the impact, extent and timing of technological changes; changes in accounting policies or practices; changes in laws and regulations; and other actions of the Federal Reserve Board and other legislative and regulatory actions and reforms.